UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 5, 2017

TRITON INTERNATIONAL LIMITED

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Bermuda	001-37827	98-1276572
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon’s Court

22 Victoria Street

Hamilton HM 12 Bermuda

(Address of Principal Executive Offices, including Zip Code)

Telephone: (914) 251-9000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 8.01	Other Events.

As previously reported, on July 12, 2016, TAL International Group, Inc. (“TAL”) and Triton Container International Limited (“Triton”) combined in an all-stock merger under Triton International Limited (the “Company”). The Company is filing this Current Report on Form 8-K to provide an unaudited pro forma combined statement of operations of the Company for the year ended December 31, 2016, giving effect to the merger as if it had been consummated as of January 1, 2016.

Item 9.01	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information

An unaudited pro forma combined statement of operations is filed herewith as Exhibit 99.1 hereto. The pro forma combined statement of operations has been made solely for informational purposes. The actual results reported by the Company may have differed significantly from those reflected in the unaudited pro forma combined statement of operations had the merger actually occurred on January 1, 2016. As a result, the unaudited pro forma combined statement of operations is not intended to represent and is not necessarily indicative of what the Company’s results of operations would have been had the merger been completed on January 1, 2016. In addition, the unaudited pro forma combined statement of operations does not purport to project the future financial condition and results of operations of the Company.

(d)	Exhibits

Exhibit No.	Description of Exhibit
99.1	Unaudited pro forma combined statement of operations (and notes thereto) of Triton International Limited for the year ended December 31, 2016.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRITON INTERNATIONAL LIMITED

Dated: September 5, 2017	By:	/s/ John Burns
Name: John Burns
Title: Chief Financial Officer